Kewaunee Scientific Reports
Results for Third Quarter of Fiscal Year 2025

Exchange:    NASDAQ (KEQU)                Contact:    Donald T. Gardner III
                                    704/871-3274

STATESVILLE, N.C. March 12, 2025 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced results for its third quarter ended January 31, 2025.

Fiscal Year 2025 Third Quarter Results:

Sales during the third quarter of fiscal year 2025 were $67,167,000, an increase of 43.6% compared to sales of $46,778,000 from the prior year's third quarter. Pre-tax earnings for the quarter were $1,275,000 compared to $3,515,000 for the prior year quarter, a decrease of 63.7%. Net earnings were $1,354,000 compared to net earnings of $2,521,000 for the prior year quarter. EBITDA1 for the quarter was $3,734,000 compared to $4,414,000 for the prior year quarter. Diluted earnings per share were $0.45 compared to diluted earnings per share of $0.85 in the prior year quarter.

Within the third quarter there were costs associated with the acquisition and integration of Nu Aire by Kewaunee Scientific Corporation. Additionally, results were impacted by transaction accounting related to the write-up of various assets on Nu Aire's books. We believe communicating these impacts and reporting adjusted financial metrics helps investors better understand our financial performance.

Consolidated Results Adjusted for Professional and Other Fees Related to the Nu Aire Transaction, Integration, and Purchase Accounting - Acquisition, integration and purchase accounting costs in the aggregate in quarter three were a $2,514,000 impact to pre-tax earnings and a $1,994,000 impact to EBITDA. After adjusting for these costs, adjusted pre-tax earnings for the quarter were $3,789,000 compared to $3,515,000 for the prior year quarter, an increase of 7.8%. Adjusted net earnings were $3,258,000 compared to net earnings of $2,521,000 for the prior year quarter. Adjusted EBITDA for the quarter was $5,728,000 compared to $4,414,000 for the prior year quarter. Adjusted diluted earnings per share were $1.09 compared to diluted earnings per share of $0.85 in the prior year quarter. Further details are presented in the Adjusted Consolidated Statement of Operations Reconciliation schedule.

The Company’s order backlog was $221.6 million on January 31, 2025, as compared to $152.3 million on January 31, 2024, and $155.6 million on April 30, 2024.

Nu Aire Acquisition Update - Kewaunee successfully completed the acquisition of Nu Aire, Inc. on November 1, 2024, marking a significant milestone in our strategic growth initiatives. This quarter represents the first time Nu Aire's financial results will be integrated into
1 EBITDA is a non-GAAP financial measure. See the table below for a reconciliation of EBITDA and segment EBITDA to net earnings (loss), the most directly comparable GAAP measure.

CORPORATE OFFICES ● P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842 ● 2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927
PHONE 704-873-7202 ● FAX 704-873-1275

Kewaunee's consolidated financial statements and order backlog, with its performance reported within the Company's Domestic segment.

Domestic Segment - Domestic sales for the quarter were $51,976,000, an increase of 63.6% from sales of $31,774,000 in the prior year quarter. Domestic segment net earnings were $2,876,000 compared to $2,633,000 in the prior year quarter. Domestic segment EBITDA was $5,249,000 compared to $3,832,000 for the prior year quarter. The increase in Domestic sales and earnings was driven by higher manufacturing volumes than the prior year period and the incorporation of Nu Aire's results.

International Segment - International sales for the quarter were $15,191,000, an increase of 1.2% from sales of $15,004,000 in the prior year quarter. International segment net earnings were $476,000 compared to $923,000 in the prior year quarter. International segment EBITDA was $760,000 compared to $1,676,000 for the prior year quarter. Kewaunee's International segment continues to be challenged by customer site delays impacting billings.

Corporate Segment – Corporate segment pre-tax net loss was $3,025,000 for the quarter, as compared to a pre-tax net loss of $1,069,000 in the prior year quarter. Corporate segment EBITDA for the quarter was ($2,275,000) compared to corporate segment EBITDA of ($1,094,000) for the prior year quarter. The change in EBITDA was primarily driven by an increase in professional service and other fees during the quarter related to the acquisition of Nu Aire, Inc., which closed on November 1, 2024, and costs incurred related to Sarbanes-Oxley 404(b) compliance readiness.

Total cash on hand on January 31, 2025, was $12,335,000, as compared to $25,938,000 on April 30, 2024. Working capital was $58,441,000, as compared to $54,014,000 at the end of the third quarter last year and $56,037,000 on April 30, 2024.

The Company had short-term debt of $1,131,000 as of January 31, 2025, as compared to $3,099,000 on April 30, 2024. Long-term debt was $65,819,000 on January 31, 2025, as compared to $28,479,000 on April 30, 2024. The building lease from the Company's December 2021 sale-leaseback transaction accounts for $27,604,000 of the long-term debt on January 31, 2025, and $28,133,000 of the long-term debt on April 30, 2024. Long-term debt, net of the sale-leaseback transaction, was $38,215,000 on January 31, 2025, as compared to $346,000 on April 30, 2024. The Company’s debt-to-equity ratio on January 31, 2025, was 1.29-to-1, as compared to 0.70-to-1 on April 30, 2024. The Company's debt-to-equity ratio, net of the sale-leaseback transaction, on January 31, 2025, was 0.84-to-1, as compared to 0.20-to-1 on April 30, 2024.

"Kewaunee delivered another strong quarter, demonstrating once again our positive momentum in the marketplace and our continued operational performance improvement," said Thomas D. Hull III, Kewaunee's President and Chief Executive Officer. "Our strategy to emphasize investments in our manufacturing assets, while strengthening our dealer and distribution relationships is working."

"In our Domestic segment, we achieved solid gains compared to the prior year. These gains were driven by sustained product demand in the U.S., where we leverage our market position as the industry's leader."

"In India, where our backlog is at a record high, revenue has been slowed due to construction site delays. We are working closely with our customers to ensure seamless execution when project sites are ready. This will result in favorable revenue and earnings for us."

Hull continued, "Kewaunee's backlog stands at a robust $222 million, highlighting the strength, stability, and diversity of the markets we serve. Our products support a broad range of critical industries - including life sciences, industrial, healthcare, pharmacy, education, petrochemical, and government research. These sectors are foundational to economic progress, scientific discovery, and innovation, and they benefit from long-term structural growth trends fueled by both private and public investment. Our strong backlog is a testament to Kewaunee's ability to meet evolving customer needs and reinforces our position as a trusted partner in advancing global research and innovation."

"Over the past five years, we have taken deliberate steps to strengthen our supply chain and mitigate risks to ensure resiliency amid market fluctuations. As the largest U.S.-based manufacturer of laboratory products and technical furniture, Kewaunee is uniquely positioned to provide stability and certainty to customers requiring reliable, domestically produced solutions. Additionally, we have built a robust and diversified global supply chain, ensuring access to critical materials through multiple sourcing strategies. These strategic initiatives enhance our ability to consistently deliver high-quality products while mitigating against supply chain disruptions, tariffs, and other external challenges."

"To provide greater transparency into our financial performance, we have included an exhibit detailing the reconciliation from EBITDA to adjusted EBITDA. This analysis isolates transaction, integration, and other related costs, providing a clearer picture of Kewaunee's ongoing earnings power post-integration of the Nu Aire acquisition."

"Looking ahead, we are focused on delivering a strong finish to fiscal year 2025. Our teams remain committed to operational excellence, customer success, and driving sustainable growth. We continue to invest in our partnerships, ensuring our channel partners have the support they need to win in the marketplace. With strong fundamentals, a growing backlog, and a clear strategic vision, Kewaunee is well-positioned to capitalize on future opportunities and create lasting value for our shareholders."

EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA Reconciliation
(Unaudited)
($ in thousands)

Quarter Ended January 31, 2024	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$2,633	$923	$(1,035)	$2,521
Add/(Less):
Interest Expense	321	72	18	411
Interest Income	—	(220)	(97)	(317)
Income Taxes	220	796	(34)	982
Depreciation and Amortization	658	105	54	817
EBITDA	$3,832	$1,676	$(1,094)	$4,414

Quarter Ended January 31, 2025	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$2,876	$476	$(1,998)	$1,354
Add/(Less):
Interest Expense	322	26	789	1,137
Interest Income	(1)	(130)	(81)	(212)
Income Taxes	638	281	(1,027)	(108)
Depreciation and Amortization	1,414	107	42	1,563
EBITDA	$5,249	$760	$(2,275)	$3,734
Professional & Other Fees[2]	1,012	—	982	1,994
Adjusted EBITDA	$6,261	$760	$(1,293)	$5,728

Year to Date January 31, 2024	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$8,398	$1,917	$(2,588)	$7,727
Add/(Less):
Interest Expense	1,024	143	46	1,213
Interest Income	—	(638)	(120)	(758)
Income Taxes	2,365	2,257	(728)	3,894
Depreciation and Amortization	1,853	302	150	2,305
EBITDA	$13,640	$3,981	$(3,240)	$14,381

Year to Date January 31, 2025	Domestic	International	Corporate	Consolidated
Net Earnings (Loss)	$10,271	$1,295	$(5,011)	$6,555
Add/(Less):
Interest Expense	1,176	66	809	2,051
Interest Income	(1)	(437)	(410)	(848)
Income Taxes	2,643	807	(2,450)	1,000
Depreciation and Amortization	2,736	317	131	3,184
EBITDA	$16,825	$2,048	$(6,931)	$11,942
Professional & Other Fees[3]	1,012	—	3,253	4,265
Adjusted EBITDA	$17,837	$2,048	$(3,678)	$16,207

2 Professional and other fees incurred during the three months ended January 31, 2025 related to the Company's acquisition of Nu Aire, Inc. ("Nu Aire"), which closed on November 1, 2024, and related purchase accounting
3 Professional and other fees incurred during the nine months ended January 31, 2025 related to the Company's acquisition of Nu Aire and related purchase accounting

Adjusted Consolidated Statement of Operations Reconciliation
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended January 31,
	As Reported 2025	Professional & Other Fees[4]	Adjusted 2025	2024
Net sales	$67,167	$—	$67,167	$46,778
Cost of products sold	48,788	854	47,934	34,749
Gross profit	18,379	854	19,233	12,029
Operating expenses	16,129	1,660	14,469	8,223
Operating profit	2,250	2,514	4,764	3,806
Pension expense	—	—	—	(41)
Other income, net	162	—	162	161
Interest expense	(1,137)	—	(1,137)	(411)
Profit before income taxes	1,275	2,514	3,789	3,515
Income tax (benefit) expense	(108)	610	502	982
Net earnings	1,383	1,904	3,287	2,533
Less: Net earnings attributable to the non-controlling interest	29	—	29	12
Net earnings attributable to Kewaunee Scientific Corporation	$1,354	$1,904	$3,258	$2,521

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$0.47	$0.66	$1.13	$0.87
Diluted	$0.45	$0.64	$1.09	$0.85

	Nine Months Ended January 31,
	As Reported 2025	Professional & Other Fees[5]	Adjusted 2025	2024
Net sales	$163,324	$—	$163,324	$147,053
Cost of products sold	118,505	854	117,651	109,642
Gross profit	44,819	854	45,673	37,411
Operating expenses	35,560	3,606	31,954	24,688
Operating profit	9,259	4,460	13,719	12,723
Pension expense	—	—	—	(122)
Other income, net	428	324	752	384
Interest expense	(2,051)	—	(2,051)	(1,213)
Profit before income taxes	7,636	4,784	12,420	11,772
Income tax expense	1,000	1,161	2,161	3,894
Net earnings	6,636	3,623	10,259	7,878
Less: Net earnings attributable to the non-controlling interest	81	—	81	151
Net earnings attributable to Kewaunee Scientific Corporation	$6,555	$3,623	$10,178	$7,727

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$2.29	$1.27	$3.55	$2.68
Diluted	$2.20	$1.22	$3.42	$2.64
4 Professional and other fees incurred during the three months ended January 31, 2025 related to the Company's acquisition of Nu Aire and related purchase accounting, including the estimated tax impact
5 Professional and other fees incurred during the nine months ended January 31, 2025 related to the Company's acquisition of Nu Aire and related purchase accounting and costs incurred related to the early termination of the Company's Revolving Credit Facility, including the estimated tax impact of both transactions

About Non-GAAP Measures

The Company includes non-GAAP financial measures such as adjusted net earnings and adjusted net earnings per share, in the information provided with this press release as supplemental information relating to its operating results. Adjusted net earnings represents GAAP net earnings adjusted for professional and other fees related to the acquisition of Nu Aire, Inc. and the corresponding tax impact. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from the operating or non-GAAP financial information used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

EBITDA and Segment EBITDA are calculated as net earnings (loss), less interest expense and interest income, income taxes, depreciation, and amortization. Adjusted EBITDA and Adjusted Segment EBITDA are calculated as EBITDA or Segment EBITDA less the impact of the professional and other fees related to the Company's acquisition of Nu Aire, Inc., as discussed in more detail above. We believe EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA allow management and investors to compare our performance to other companies on a consistent basis without regard to depreciation and amortization or the professional fees not related to our core business incurred during the current period, which can vary significantly between companies depending upon many factors. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA are not calculations based upon generally accepted accounting principles, and the method for calculating EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA can vary among companies. The amounts included in the EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA calculations, however, are derived from amounts included in the historical consolidated statements of operations. EBITDA, Segment EBITDA, Adjusted EBITDA, and Adjusted Segment EBITDA should not be considered as alternatives to net earnings (loss) or operating earnings (loss) as an indicator of the Company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel and wood casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin work surfaces and sinks. The Company’s corporate headquarters are located in Statesville, North Carolina. Sales offices are located in the United States, India, Saudi Arabia, and Singapore. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local, Asian, and African markets.

Kewaunee Scientific's newly acquired subsidiary, Nu Aire, is a leading manufacturer of biological safety cabinets, CO2 incubators, ultralow freezers, and other essential laboratory products that complement the Kewaunee Scientific portfolio. Founded in 1971, Nu Aire's headquarters and manufacturing facilities are located in Plymouth, Minnesota, with additional manufacturing capabilities located in Long Lake, Minnesota. The Company also maintains a warehouse partnership in the Netherlands and OEM partnerships in China.

Learn more at the companies' websites, located at http://www.kewaunee.com and http://www.nuaire.com/.

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other important factors that could significantly impact results or achievements expressed or implied by such forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to: our ability to realize the benefits anticipated as a result of the Nu Aire acquisition; competitive and general economic conditions, including disruptions from government mandates, both domestically and internationally, as well as supplier constraints and other supply disruptions; changes in customer demands; technological changes in our operations or in our industry; dependence on customers’ required delivery schedules; risks related to fluctuations in the Company’s operating results from quarter to quarter; risks related to international operations, including foreign currency fluctuations; changes in the legal and regulatory environment; changes in raw materials and commodity costs; acts of terrorism, war, governmental action, and natural disasters and other Force Majeure events. The cautionary statements made pursuant to the Reform Act herein and elsewhere by us should not be construed as exhaustive. We cannot always predict what factors would cause actual results to differ materially from those indicated by the forward-looking statements. Over time, our actual results, performance, or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and harmful to our stockholders’ interest. Many important factors that could cause such a difference are described under the caption “Risk Factors,” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, which you should review carefully, and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. These reports are available on our investor relations website at www.kewaunee.com and on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kewaunee Scientific Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
($ and shares in thousands, except per share amounts)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2025	2024	2025	2024
Net sales	$67,167	$46,778	$163,324	$147,053
Cost of products sold	48,788	34,749	118,505	109,642
Gross profit	18,379	12,029	44,819	37,411
Operating expenses	16,129	8,223	35,560	24,688
Operating profit	2,250	3,806	9,259	12,723
Pension expense	—	(41)	—	(122)
Other income, net	162	161	428	384
Interest expense	(1,137)	(411)	(2,051)	(1,213)
Profit before income taxes	1,275	3,515	7,636	11,772
Income tax (benefit) expense	(108)	982	1,000	3,894
Net earnings	1,383	2,533	6,636	7,878
Less: Net earnings attributable to the non-controlling interest	29	12	81	151
Net earnings attributable to Kewaunee Scientific Corporation	$1,354	$2,521	$6,555	$7,727

Net earnings per share attributable to Kewaunee Scientific Corporation stockholders
Basic	$0.47	$0.87	$2.29	$2.68
Diluted	$0.45	$0.85	$2.20	$2.64
Weighted average number of common shares outstanding
Basic	2,872	2,893	2,864	2,885
Diluted	2,995	2,965	2,979	2,927

Kewaunee Scientific Corporation
Condensed Consolidated Balance Sheets
($ in thousands)

	January 31, 2025	April 30, 2024
	(Unaudited)
Assets
Cash and cash equivalents	$9,454	$23,267
Restricted cash	2,881	2,671
Receivables, less allowances	57,419	45,064
Inventories	31,560	20,679
Prepaid expenses and other current assets	7,298	5,136
Total Current Assets	108,612	96,817
Net Property, Plant and Equipment	23,849	17,649
Right of use assets	13,974	7,454
Deferred income taxes	3,883	7,401
Net Intangible assets	18,216	—
Goodwill	14,150	—
Other assets	6,464	5,445
Total Assets	$189,148	$134,766

Liabilities and Stockholders' Equity
Short-term borrowings	$1,131	$3,099
Current portion of lease obligations	3,497	2,234
Current portion of financing liability	769	713
Current portion of term loan	3,000	—
Accounts payable	24,530	23,262
Other current liabilities	17,244	11,472
Total Current Liabilities	50,171	40,780
Long-term portion of lease obligations	9,700	5,669
Long-term portion of financing liability	26,835	27,420
Long-term portion of seller note	23,463	—
Long-term portion of term loan	11,500	—
Other non-current liabilities	5,358	4,688
Total Liabilities	127,027	78,557
Kewaunee Scientific Corporation Equity	60,801	54,760
Non-controlling interest	1,320	1,449
Total Stockholders' Equity	62,121	56,209
Total Liabilities and Stockholders' Equity	$189,148	$134,766